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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 2002 (except with respect to the matter discussed in Note 3 of the consolidated financial statements, as to which the date is March 29, 2002) included in Cephalon, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this registration statement.

/s/  Arthur Andersen LLP

Philadelphia, PA
April 16, 2002